EXHIBIT 99.1

ZW Data Action Technologies Inc. Announces Pricing of $7.0 Million Registered Direct Offering of Common Stock and Warrant

BEIJING, Dec. 10, 2020 (GLOBE NEWSWIRE) -- ZW Data Action Technologies Inc.(NASDAQ:CNET) ("ZW Data" or the "Company"), an integrated online advertising, precision marketing and data analytics and other value-added services company, today announced that it has entered into a securities purchase agreement with three institutional investors for a registered direct placement of approximately $7.0 million of shares of common stock of the Company at a price of $1.62 per share. The Company will issue a total of 4,320,988 shares of common stock to the institutional investors. As part of the transaction, the Company will also issue to the investors warrants to purchase up to 1,728,395 shares of common stock at an exercise price of $2.03 per share, which warrants will have a term of three years and not be exercisable for the first six months from the date of issuance.

The net proceeds from this offering are expected to be approximately $6.3 million and will be used for general working capital purposes. If the warrants are exercised in full, the Company will receive additional proceeds of approximately $3.5 million. The completion of the placement is expected to occur on or about December 14, 2020, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the offering.

The Company's Common Stock, Warrants and shares of Common Stock underlying the Warrants (the “Securities”) are being offered by in a registered direct offering pursuant to a "shelf" registration statement on Form S-3 (File No. 333-228061) previously filed with the Securities and Exchange Commission (the "SEC") declared effective by the SEC on August 3, 2020. The Securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Once filed with the SEC, copies of the prospectus supplement and accompanying prospectus relating to the registered direct offering may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting the Company at Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road, Fengtai District, Beijing, PRC 100070, or telephone at +86-10-60846616.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About ZW Data Action Technologies Inc.
Established in 2003 and headquartered in Beijing, China, ZW Data Action Technologies Inc. (the “Company”) offers online advertising, precision marketing, data analytics and other value-added services for enterprise clients. Leveraging its fully integrated services platform, proprietary database, and cutting-edge algorithms, ZW Data Action Technologies delivers customized, result-driven business solutions for small and medium-sized enterprise clients in China. The Company also develops blockchain and artificial intelligence enabled web/mobile applications and software solutions for general public, enterprise clients, and government agencies. More information about the Company can be found at: http://www.zdat.com/.

Safe Harbor
This release contains certain "forward-looking statements" relating to the business of ZW Data Action Technologies Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ZW Data Action Technologies current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ZW Data Action Technologies will be those anticipated by ZW Data Action Technologies. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ZW Data Action Technologies undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information please contact:

Sherry Zheng
Weitian Group LLC
Email: shunyu.zheng@weitian-ir.com
Phone: +1 718-213-7386